SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                  HOWTEK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                  HOWTEK, INC.

                                 21 Park Avenue
                                Hudson, NH 03051

                                                                    May 18, 2000

Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders to be held on Tuesday, June 20, 2000, at 10:30 a.m. at the Hudson Community Center, 1 Constitution Drive, Hudson, New Hampshire 03051.

     The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is important. We will appreciate a prompt return of your signed proxy card and hope to see you at the meeting.

                                           Cordially,



                                           Robert Howard
                                           Chairman of the Board of Directors

                                  HOWTEK, INC.

                                 21 Park Avenue
                           Hudson, New Hampshire 03051

                                  -------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 2000
                                -----------------

To The Stockholders of HOWTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Howtek, Inc. (the "Company") will be held on Tuesday, June 20, 2000, at 10:30 A.M. at the Hudson Community Center, 1 Constitution Drive, Hudson, New Hampshire 03051 for the following purposes:

     1. To elect six directors to serve on the Company's Board of Directors for a term of one year and until their respective successors have been duly elected and qualified;

     2. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ended December 31, 2000; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 3, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

-----------------------------------------
IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
-----------------------------------------

                                        By Order of the Board of Directors,


                                        Connie Webster, Secretary

May 18, 2000

                                  HOWTEK, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 2000


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of HOWTEK, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, June 20, 2000, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 18, 2000. The costs of soliciting proxies will be borne by the Company. It is estimated that said costs will be nominal.

     Proxies in the accompanying form duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

                                VOTING SECURITIES

     Only holders of the Company's common stock, par value $.01 per share, (the "Common Stock") at the close of business on May 3, 2000, (the "Record Date") and holders of the Company's Series A Preferred stock are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 13,370,326 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters. In addition, holders of the Company's Series A Preferred Stock vote together with holders of the Common Stock as a single class on all actions to be voted on by the stockholders. Each share of Series A Preferred Stock entitles the holder to 100 votes per share. Based upon 7,150 shares of Series A Preferred Stock outstanding on the Record Date, the holders of the Series A Preferred Stock are entitled to an aggregate of 715,000 votes. There are no cumulative voting rights.

     The six nominees receiving the greatest number of votes cast by the holders of the Company's shares of Common Stock entitled to vote at the meeting will be elected directors of the Company.

     The affirmative vote of a majority of the votes cast at the meeting is necessary for the ratification of the selection of the independent auditors.

     Shares represented by executed proxies received by the Company will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

     The inspector of elections appointed for the meeting will tabulate votes cast in person or by proxy at the meeting. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The address of the principal executive offices of the Company is 21 Park Avenue, Hudson, New Hampshire 03051, Telephone No. (603) 882-5200.

     Proxies   which  are  executed  but  which  do  not  contain  any  specific instructions will be voted in favor of the proposals contained herein.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the Common Stock owned on May 3, 2000, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each executive officer and key employee named in the Summary Compensation Table, (iii) each director of the Company, and (iv) all current executive officers and directors as a group.


                                            Number of
                                               Shares
Name and Address of                         Beneficially               Percentage     Total Voting
Beneficial Owner(1)                         Owned (1) (2)              of Common            Power
-------------------                         ------------------         -----------    -----------

Robert Howard...........................    2,576,511 (3)               18.42%           18.42%
  303 East 57th Street
  New York, New York 10022
Donald Chapman..........................    1,663,024 (4)                9.00%           12.02%
   8650 South Ocean Drive
   Jenson Beach, FL  34957
W. Scott Parr...........................      256,234 (5)                1.49%            1.89%
Sheila Horwitz..........................       79,000 (6)                 *                *
Kit Howard..............................       40,000 (7)                 *                *
Richard Lehman..........................       47,628 (8)                 *                *
Joseph Manseau..........................        8,409 (9)                 *                *
Harvey Teich............................       70,000 (10)                *                *
Ivan Gati...............................       65,000 (11)                *                *
All current executive officers and
directors as a group (7 persons)......      3,115,061 (3) & (5)
                                             through (7), (10) & (11)      21.25%          21.55%

-----------------------------------
* Less than one percent.


1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from May 3, 2000, upon the exercise of options, warrants or rights; through the conversion of a security; pursuant to the power to revoke a trust, discretionary account or similar arrangement; or pursuant to the automatic termination of a trust, discretionary account or similar arrangement. Each beneficial owner's percentage ownership is determined by assuming that the options or other rights to acquire beneficial ownership as described above, that are held by such person (but not those held by any other person) and which are exercisable within 60 days from May 3, 2000, have been exercised.

2) Unless otherwise noted, the Company believes that the persons referred to in the table have sole voting and investment power with respect to all shares reflected as beneficially owned by them.

3) Includes options to purchase 10,000 shares of the Company's Common stock at $1.72 per share. Also, includes 393,607 shares exercisable on conversion of $590,000 principal amount of indebtedness outstanding as of May 3, 2000, pursuant to a loan made by Mr. Howard to the Company, which is convertible into 145,455 shares of Common Stock at $1.31 per share, 86,505 shares at $1.16 per share, 62,439 shares at $1.28 per share, 28,445 shares at $2.81 per share, 23,704 shares at $3.38 per share and 47,059 shares at $2.13 per share and 310,000 shares exercisable at $1.00 per share on conversion of $310,000 principal amount of indebtedness outstanding pursuant to Convertible Promissory Notes. Does not include 15,000 shares owned by Mr. Howard's wife.

4) Includes 25,000 shares owned by Mr. Chapman's wife, 150,000 owned by a revocable trust (of which Mr. Chapman is Trustee) and 460,000 shares issuable upon conversion of 4,600 shares of Series A Preferred Stock owned by Mr. Chapman.

5) Includes 11,000 shares owned by Mr. Parr's wife. Also includes options to purchase 139,364 shares of the Company's Common Stock at $1.13 per share, 25,883 shares at $0.81 per share, 2,250 shares at $1.00 per share and 55,000 shares of issuable upon conversion of 550 shares of Series A Preferred Stock owned by Mr. Parr.

6) Includes options to purchase 10,000 shares of the Company's Common Stock at $1.72 per share, 25,000 shares at $1.50 per share and 25,000 shares at $0.81 per share.

7) Includes options to purchase 25,000 shares of the Company's Common Stock at $.81 per share.

8) Includes 2,000 shares owned by Mr. Lehman's wife. Also includes options to purchase 20,500 of the Company's Common Stock at $1.72 per share, 16,376 shares at $1.13 per share, 2,752 shares at $1.00 per share and 1,666 shares at $0.81 per share.

9) Includes options to purchase 1,000 shares of the Company's Common Stock at $1.00 per share, 3,333 shares at $.81 per share and 4,076 shares at $1.13 per share.

10) Includes options to purchase 20,000 of the Company's Common Stock at $1.72 per share, 25,000 shares at $1.50 per share and 25,000 shares at $0.81 per share.

11) Includes options to purchase 15,000 of the Company's Common Stock at $1.72 per share, 25,000 shares at $1.50 per share and 25,000 shares at $0.81 per share.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The proxies granted by stockholders will be voted individually at the Annual Meeting for the election of the persons listed below as directors of the Company, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named has indicated to the Board of Directors of the Company that he or she will be available as a candidate.

                                                                        Director
Name                       Age     Position                              Since
----                       ---     --------                              -----

Robert Howard...........    77     Chairman of the Board, and Director   1984
W. Scott Parr...........    49     President, Chief Executive Officer
                                   and Director                          1998
Ivan Gati...............    54     Director                              1989
Sheila Horwitz..........    65     Director                              1996
Kit Howard..............    57     Director                              1999
Harvey Teich............    81     Director                              1988

     All persons listed above are currently serving a term of office as directors which continues until the next annual meeting of stockholders.

     Robert Howard, the founder and Chairman of the Board of Directors of the Company, was the inventor of the first impact dot matrix printer. Mr. Howard was Chief Executive Officer of the Company from its establishment in 1984 until December of 1993. He was the founder, and from 1969 to April 1980 he served as President and Chairman of the Board of Centronics Data Computer Corp. ("Centronics"), a manufacturer of a variety of computer printers. He resigned from Centronics' Board of Directors in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. Commencing in mid-1982, Mr. Howard, doing business as R.H. Research, developed the ink jet technology upon which the Company was initially based. Mr. Howard contributed this technology, without compensation, to the Company. Until September 8, 1998, Mr. Howard served as Chairman of the Board of Presstek, Inc. ("Presstek"), a public company, which has developed proprietary imaging and consumable technologies for the printing and graphic arts, industries. He currently serves as Chairman Emeritus and a Director of Presstek. In February 1994 Mr. Howard entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission (the "Commission") in connection with the Commission's investigation covering trading in the Company's Common Stock by an acquaintance of Mr. Howard and a business associate of such acquaintance. Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a fine and to the entry of a permanent injunction against future violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934. In addition, in December of 1997, in connection with a Commission investigation into trading of the Securities of Presstek, Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty of $2,700,000 and to the entry of a final judgment enjoining him future violations of Section 10(b) and 13(a) and Rules 10b-5, 12b-20, 13a-1 and 13a-20 of the Exchange Act of 1934.

     W. Scott Parr joined the Company in January 1998, as President and Chief Executive Officer. He was appointed to the Company's Board of Directors on February 4, 1998. Prior to joining Howtek, Mr. Parr served as Divisional Director and a member of the Board of Directors of SABi International Ventures, Inc., responsible for restructuring and upgrading certain US companies owned by foreign and venture investors. From 1995 to 1997, Mr. Parr was Chief Executive Officer, General Counsel and Director of Allied Logic Corporation, a start-up venture specializing in proprietary molding and manufacturing technologies. From 1990 to 1995 Mr. Parr was General Counsel and a Director of LaserMaster Technologies, Inc. (now VirtualFund.Com, Inc.).

     Ivan Gati is currently an executive business coach. Mr. Gati served as Chairman of Turner Management Inc., a vertically integrated real estate investment company from 1983 to 2000. Mr. Gati is also a member of the Board of Directors of Universal Automation Systems, Inc.

     Sheila Horwitz is a Senior Vice President of Schroder & Co., Inc., a broker dealer firm. She has an extensive background in the securities brokerage industry, having worked at her current firm, formerly known as Wertheim, Schroder & Co., since 1990. Previously Ms. Horwitz worked for Oppenheimer & Co. from 1988 to 1990, and for L. F. Rothschild & Co. from 1978 to 1988, in similar capacities.

     Kit Howard holds a Bachelor of Science Degree from New York University. She has worked in the financial community as a stockbroker from 1980 until 1986. Since then she has assisted Robert Howard, her husband and Chairman of the Company, in his various business enterprises.

     Harvey Teich is a retired certified public accountant. On January 1, 1992, the accounting firm of Merman & Teich, where Mr. Teich had been a principal for the previous seventeen years, ceased to operate as a partnership. He is a member of the New York State Society for Certified Public Accountants.

                    BOARD OF DIRECTOR MEETINGS AND COMMITTEES

     During the last fiscal year, the Board of Directors held two meetings, the Stock Option Committee of the Board of Directors held four meetings, the Directors Incentive Plan Committee held one meeting and the Audit Committee held one meeting. The Company does not have standing nominating or compensation committees of the Board of Directors, or committees performing similar functions.

     The members of the Stock Option Committee during the last fiscal year consisted of Sheila Horwitz and Kit Howard and currently consist of the same persons. The function of the Stock Option committee is to administer the Company's 1993 Stock Option Plan. The Committee consists of not fewer than two directors who are appointed by and serve at the pleasure of the Board of Directors. Members of the Committee are not eligible to have participated in the Plan during the prior twelve months or to be currently participating in the Plan while serving as members.

     The Directors Incentive Plan Committee consists of one member, Robert Howard, who serves as Chairman. The purpose of this Committee is to administer the Company's Directors Incentive Plan pursuant to which the Directors are eligible to receive grants of stock options for shares of Company Common Stock as compensation for serving on the Board of Directors.

     The members of the Audit Committee during the last fiscal year consisted of Ivan Gati, Sheila Horwitz and Kit Howard and currently consist of the same persons. The Audit Committee provides an independent review and advisory function for the independent auditors, the Board and the Company's management with regard to financial reporting, internal controls and corporate integrity.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Name                    Age       Position

W. Scott Parr(1)         49       President, Chief Executive Officer,  Director

Richard F. Lehman(2)     62       Vice President, Engineering

Annette L. Heroux(1)     43       Chief Financial Officer

Joseph E. Manseau(2)     43       Vice President Sales and Marketing

------------------------------
(1) Officer appointed by the Board of Directors.
(2) Key employees


Richard F. Lehman joined the Company in July 1990, as Director of Scanner Engineering. In December 1993, he was named Vice President of Scanner Engineering and in October 1996, he was named Vice President of Engineering. Prior to joining the Company, Mr. Lehman was employed by Xerox Corporation for 23 years where he served in various engineering and managerial capacities.

Annette L. Heroux joined the Company in October 1987 as Accounting Manager and was named Controller in October 1998 and Chief Financial Officer in July 1999. Prior to joining the Company, Ms. Heroux worked from 1980 to 1987 for Laurier, Inc., a small semiconductor equipment manufacturer, in various financial and managerial capacities.

Joseph E. Manseau joined the Company in August 1998 as Regional Sales Manager and was named to Vice President Sales and Marketing on April 1, 1999. Prior to joining the Company Mr. Manseau worked from 1997 to 1998 for Escher-Grad Tech., Inc. where he was responsible for implementing the sales and marketing strategy for its large format image setters. From 1981 to 1997 he worked for AGFA and Compugraphic, currently divisions of Bayer Corporation, in various marketing and sales capacities.

                             EXECUTIVE COMPENSATION

The following table provides information on the compensation provided by the Company during fiscal years 1999, 1998 and 1997 to the persons serving as the Company's Chief Executive Officer during fiscal 1999, the Company's most highly compensated executive officers and certain key employees serving at the end of the 1999 fiscal year. Included in this list are only those executive officers and key employees whose total annual salary and bonus exceeded $100,000 during the 1999 fiscal year.

                           SUMMARY COMPENSATION TABLE
                                                                      Securities
                                                                      Underlying
Name and Principal Position                 Year         Salary($)     Option(#)
---------------------------                 ----         ---------     ---------

W. Scott Parr
Chief Executive Officer...............      1999         138,197       127,337
                                            1998         131,502       277,431
                                            1997            N/A          N/A
Richard Lehman
Vice President, Engineering...........      1999         112,735         5,000
                                            1998         101,976        19,128
                                            1997         113,698         5,000

Joseph E. Manseau
Vice President, Sales & Marketing.....      1999         126,529        18,410
                                            1998            N/A          N/A
                                            1997            N/A          N/A

                        OPTION GRANTS IN LAST FISCAL YEAR


                                Individual Grants                                             Potential
                          ---------------------------                                         Realizable Value at
                          Number  of       Percent of                                         Assumed Annual
                          Securities       Total Options                                      Rates of Stock
                          underlying       Granted to        Exercise of                      Price Appreciation
                          Options          Employees         Base Price     Expiration        for Option Term
         Name             Granted*         in Fiscal Year       ($/Sh)         Date            5%($)      10%($)
         ----             --------         --------------    -----------    -----------        -----      ------

W. Scott Parr              125,000              29.0              .81       07/07/2009        63,676     161,366
                             2,337                .5             1.13       10/07/2009         1,661       4,209

Joseph Manseau              10,000               2.3              .81       07/07/2009         5,094      12,909
                             8,410               2.0             1.13       10/07/2009         5,977      15,146

Richard Lehman               5,000               1.2              .81       07/07/2009         2,547       6,455

*Except for the options for 2,337 shares granted to Mr. Parr which vested immediately, all the options vest in annual installments at various times between July 7, 1999 and September 1, 2003.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information on an aggregated basis regarding each exercise of stock options during the Company's last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options.
                                               Number of
                                               Securities         Value of
                                               Underlying         Unexercised
                                               Unexercised        In-the Money
                                               Options at         Options at
                                               FY-End (#)         FY-End($) (1)
                     Shares                    ----------         -------------
                     Acquired on   Value       Exercisable/       Exercisable/
Name                 Exercise (#)  Realized    Unexercisable      Unexercisable
----                 ------------  --------    -------------      -------------
W. Scott Parr (2)          0           0      99,546/328,855     139,089/347,805
Joseph Manseau (2)         0           0        6,243/16,167        9,370/23,695
Richard Lehman (2)         0           0        50,294/5,334        52,989/6,866

--------------
(1) Based upon the closing price of the Common Stock on December 31, 1999, of $2.44 per share.
(2) Options granted pursuant to the Company's 1993 Stock Option Plan, as amended.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     There is no Compensation Committee or other committee of the Company's Board of Directors performing similar functions. The person who performed the equivalent function in 1999 was Robert Howard, Chairman of the Board under the direction of the Board of Directors. Scott Parr, the Company's Chief Executive Officer and a director, participated in discussions with Mr. Howard during the 1999 fiscal year in his capacity as an executive officer in connection with executive officer compensation. During 1999 none of the executive officers of the Company served on the Board of Directors of Compensation Committee of any other entity, any of whose officers has served on the Board of Directors of the Company.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     There is no Compensation Committee of the Board of Directors or other committee of the Board of Directors performing an equivalent function. As noted above, executive compensation in 1999 was determined by the Company's Chairman, Robert Howard, in consultation with Scott Parr, the Company's Chief Executive Officer. There is no formal compensation policy for either the Chief Executive Officer or the other executive officers of the Company. Executive compensation is based generally on performance and the Company's resources, but not on specific objective criteria.

     Compensation for executive officers consists of a combination of salary and stock options. In 1999 the Company recorded a loss of $3,996,828 on revenues of $6,663,230 as compared to a loss of $3,372,323 in 1998 on revenues of $5,232,601. During 1999 there were no increases in salaries to executive officers, however one key employee received an increase of 5% based on performance criteria and another key employee received an increase of 37% in connection with his promotion to Vice President.

Robert Howard, Chairman          Ivan Gati                  Kit Howard
Sheila Horwitz                   W. Scott Parr              Harvey Teich

                                PERFORMANCE GRAPH

     The following chart sets forth a line graph comparing the performance of the Company's Common Stock, over the past five years. This graph assumes the investment of $100 on December 31, 1994, in the Company's Common Stock, and compares the performance with the NASDAQ Composite Index and the NASDAQ Computer Manufacturer Index. Measurement points are at December 31 for each respective year.

     On July 13, 1995, the Company's Common Stock ceased trading on the American Stock Exchange and commenced trading on the NASDAQ National Market. The Company started trading on the NASDAQ Small Cap Market on July 15, 1998.

     Those companies which compete with the Company in its principal market, image scanning, are either small subsidiaries or divisions of large United States corporations or are foreign companies which are either not quoted on a stock exchange or for which data is difficult to obtain. For this reason a more generic index of NASDAQ technology stocks has been adopted. The Company pays no dividends. The NASDAQ Composite Index and the NASDAQ Computer Manufacturer Index reflect a cumulative total return based upon the reinvestment of dividends of the stocks included in those indices. The historical information set forth below is not necessarily indicative of future performance.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]

                             STOCK PERFORMANCE GRAPH


HOWTEK              $100.00   $75.34    $19.87    $15.76    $13.70       $26.72
NASDAQ Index        $100.00  $141.34   $173.90   $213.07   $300.43      $555.99
NASDAQ Computer     $100.00  $156.60   $209.63   $253.50   $549.74    $1,170.85
Manufacturer Index

                              RELATED TRANSACTIONS

The Company has a Convertible Revolving Credit Promissory Note ("the Convertible Note") and Revolving Loan and Security Agreement (the "Loan Agreement") with Mr. Robert Howard, Chairman of the Board of Directors of the Company, under which Mr. Howard has agreed to advance funds, or to provide guarantees of advances made by third parties in an amount up to $3,000,000, of which $2,670,000 was available at December 31, 1999. The Loan Agreement expires January 4, 2001. Outstanding advances are collateralized by substantially all of the assets of the Company and bear interest at prime interest rate plus 2%. The Convertible Note entitles Mr. Howard to convert outstanding advances into shares of the Company's common stock at any time based on the outstanding closing market price of the Company's common stock at the time each advance is made. At December 31, 1999, $330,000 was outstanding under the Loan Agreement.

The Company has Secured Demand Notes and Security Agreements (the "New Notes") owed to Mr. Robert Howard. Principal of these notes are due and payable in full, together with interest accrued and any penalties provided for, on demand. Under the terms of the New Notes the Company agreed to pay interest at the lower rate of (a) 12% per annum, compounded monthly or (b) the maximum rate permitted by applicable law. The New Notes currently bear interest at 12%. Payment of the New Notes is secured by a security interest in certain assets of the Company. As of December 31, 1999 $500,000 was outstanding pursuant to the New Notes.

During 1999 the Company borrowed, $310,000 from Mr. Robert Howard, pursuant to Convertible Promissory Notes (the "Promissory Notes"). Principal on these Promissory Notes are payable in equal payments based on the borrowed amount at the end of each quarter starting March 31, 2003 through December 31, 2006. Under the terms of the Promissory Notes the Company agreed to pay interest at a fixed rate of 7% per annum. At the Company's option it may pay the interest in either cash or in restricted shares of the Company's common stock, or in any combination thereof. Interest paid in shares of the Company's common stock will be paid at the greater of $1.00 per share or the average per share closing market price at the time each interest payment is due. The Promissory Notes entitle the payees to convert outstanding principal due into shares of the Company's common stock at $1.00 per share. As of December 31, 1999, the Company owed $310,000 pursuant to the Promissory Notes.

As of December 31, 1999, the Company had one lease obligation related to its facility. The lease obligation through September 30, 2000 is approximately $58,875. The Company's principal executive offices and research and development laboratory is leased by the Company from Mr. Robert Howard pursuant to a lease, which expires September 30, 2000. Rental expense for the year ended December 31, 1999 was $78,500.

As of December 31, 1998, the Company owed Dr. Lawrence Howard $200,000, pursuant to Secured Demand Notes and Security Agreements (The "New LH Notes"). Principal of these notes were due and payable in full, together with interest accrued and any penalties provided for, on demand. Under the terms of the New LH Notes the Company agreed to pay interest at the lower rate of (a) 12% per annum, compounded monthly or (b) the maximum rate permitted by applicable law. Payment of the New LH Notes is secured by a security interest in certain assets of the Company.

In the fourth quarter of 1999 the Company consummated an agreement with Dr. Lawrence Howard to convert the Notes and interest accrued into 200,326 shares of restricted common stock, par value $.01 per share of the Company's common stock.

In February  1999,  the Company  borrowed  $30,000  from Mr. W. Scott Parr,  the
Company's President, Chief Executive Officer pursuant to a Convertible Promissory Note (the "Parr Promissory Note"). Principal on the Parr Promissory Note was payable in equal payments based on the borrowed amount at the end of each quarter starting March 31, 2003 through December 31, 2006. Under the terms of the Parr Promissory Note the Company agreed to pay interest at a fixed rate of 7% per annum, beginning on December 31, 1999 and each succeeding year during the terms hereof. At the Company's option it may pay the interest in either cash or in restricted shares of the Company's common stock, or in any combination thereof. Interest paid in shares of the Company's common stock will be paid at the greater of $1.00 per share or the average per share closing market price at the time each interest payment is due. The Parr Promissory Note entitled the payee to convert outstanding principal due into shares of the

Company's common stock at $1.00 per share, which was the market price of the Company's stock at the date the Parr Promissory Notes were issued. On December 31, 1999, the Company consummated an agreement with Mr. Parr to convert the Parr Promissory Note into shares of 7.0% Series A convertible preferred stock of the Company and converted the interest accrued into shares of its common stock.

In April 2000, the Company borrowed an additional $100,000 from Mr. Robert Howard under the Convertible Note and Revolving Loan and Security Agreement. A total of $2,410,000 was available for borrowing by the Company at April 30, 2000.

Additionally, in April 2000 the Company sold shares of its 7% Series A Convertible Preferred Stock, 1,000 shares to an unrelated party, 1,000 shares to Dr. Lawrence Howard, son of the Company's Chairman Robert Howard, and 250 shares to Mr. W. Scott Part, the Company's President for gross proceeds of $225,000.

During the year ended December 31, 1999 the Company sold engineering services totaling $77,394 to Presstek, Inc., which Mr. Howard was the Chairman Emeritus of the Board and is a principal stockholder.


                                   PROPOSAL 2

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 1999, and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2000. The Board of Directors recommends to the stockholders that they ratify this selection. BDO Seidman, LLP has no direct or indirect interest in the Company or any affiliate of the Company. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if such person desires to do so, and is expected to be available to respond to appropriate questions.


                           DEADLINE FOR SUBMISSION OF
                              STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2001, must (I) submit the proposals in proper form to the Company at its address set forth on the first page of this proxy statement not later than January 11, 2001, and (ii) must satisfy the conditions established by the Securities and Exchange Commission and the Company's By-laws for stockholder proposals, in order for the proposals to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting.

     After the January 11, 2001 deadline, a stockholder may present a proposal at the Company's 2000 Annual Meeting, to be held in the year 2001, if it is submitted to the Company's Secretary at the address set forth below no later than March 27, 2001. If timely submitted, the stockholder may present the proposal at the 2000 Annual Meeting, to be held in the year 2001, but the Company is not obligated to present the matter in its proxy statement.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage will be paid by the Company.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 3, 2000. ADDITIONAL COPIES OF THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:


                                  HOWTEK, INC.
                                 21 PARK AVENUE
                           HUDSON, NEW HAMPSHIRE 03051
                          ATTENTION: MS. CONNIE WEBSTER

IN ADDITION, COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE TO STOCKHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE ABOVE ADDRESS.

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                   By order of the Board of
                                   Directors,


                                  ROBERT HOWARD
                                  Chairman of the Board of Directors
May 18, 2000

                                  HOWTEK, INC.
                                 21 PARK AVENUE
                           HUDSON, NEW HAMPSHIRE 03051

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 20, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT HOWARD and W. SCOTT PARR, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Howtek, Inc. on Tuesday, June 20, 2000, at 10:30 o'clock in the morning, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:

     FOR all nominees listed below (except as marked to the contrary below)  [_]

     WITHHOLD AUTHORITY to vote for all nominees listed below                [_]

     Robert Howard, W. Scott Parr, Ivan Gati, Sheila Horwitz, Kit Howard, and Harvey Teich.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

     ---------------------------------------------------------------------------

2. Ratification of appointment of BDO Seidman, LLP independent certified public accountants, as auditors for the Corporation for the fiscal year ending December 31, 1999.

     [_] FOR        [_] AGAINST        [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (CONTINUED AND TO BE SIGNED ON REVERSE)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS LISTED ABOVE.


                                        Please  sign  exactly  as  name  appears
                                        hereon.  When  shares  are held by joint
                                        tenants,  both should sign. When signing
                                        as  attorney,  executor,  administrator,
                                        trustee or  guardian,  please  give full
                                        title as such. If a corporation,  please
                                        sign in full corporate name by President
                                        or  other  authorized   officer.   If  a
                                        partnership, please sign in partnership name by authorized person.

                                        DATED: ___________________________, 2000

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature if held jointly. Please mark, sign, date and return this proxy card promptly using the enclosed envelope.